UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 is incorporated herein by reference.  The issuance and sale of the Shares (as defined below) pursuant to the SPA (as defined below) is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 8.01                      Other Events.

On December 10, 2013, Banc of California, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of an aggregate of 1,509,450 shares of common stock, par value $0.01 per share (the “Shares”), to Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Investors”) at a price per Share of $13.25, in exchange for aggregate cash consideration of approximately $20 million.  The Shares were sold pursuant to the previously disclosed Securities Purchase Agreement, dated as of December 3, 2013, among the Company and each of the Investors (the “SPA”).

The foregoing summary of the terms of the SPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPA, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The SPA is also described more fully in the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2013, which description is also incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Securities Purchase Agreement, dated as of December 3, 2013, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2013, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.
Date: December 12, 2013	By: Name: Title:	/s/ Richard Herrin Richard Herrin Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Securities Purchase Agreement, dated as of December 3, 2013, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2013, and incorporated herein by reference).